UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report: September 21, 2008
(Date of earliest event reported)
McAFEE, INC.
(Exact Name of Registrant as specified in Charter)

Delaware (State or other Jurisdiction of incorporation)	Commission File No.: 001-31216	77-0316593 (I.R.S. Employer Identification No.)
3965 Freedom Circle
Santa Clara, California 95054
(Address of Principal Executive Offices, including zip code)
(408) 346-3832
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
     On September 21, 2008, McAfee, Inc. (“McAfee” or the “Registrant”), Seabiscuit Acquisition Corporation, a wholly owned subsidiary of McAfee (“Merger Sub”), and Secure Computing Corporation (“Secure Computing”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which McAfee has agreed to acquire all of the outstanding common stock of Secure Computing for $5.75 per share in cash, without interest, representing an equity value for Secure Computing’s common stock of approximately $413 million in the aggregate. In addition, pursuant to the Merger Agreement, Secure Computing’s outstanding shares of preferred stock will also be redeemed for cash as part of the proposed transaction, which would represent approximately, calculated as of today’s date, an additional $84 million.  In total, net of cash held by Secure Computing, the proposed transaction would be valued at approximately $465 million. The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, Merger Sub will merge with and into Secure Computing (the “Merger”), with Secure Computing continuing as the surviving corporation and as a wholly-owned subsidiary of McAfee.
     Subject to the terms and conditions of the Merger Agreement, at the effective time and as a result of the Merger:
•	Each share of Secure Computing’s common stock, par value $0.01 per share (the “Secure Computing Common Stock”), issued and outstanding immediately prior to the effective time of the Merger, will be converted into the right to receive a cash amount of $5.75, without interest (the “Common Stock Merger Consideration”);

•	Each share of Secure Computing’s Series A Convertible Preferred Stock, par value $0.01 per share (the “Secure Computing Series A Preferred Stock”), issued and outstanding immediately prior to the effective time of the Merger, will be converted into the right to receive a cash amount of $100.00, plus (i) an amount of interest on such amount accreting daily at the annual rate of five percent (5.0%), compounded semi-annually, computed on the basis of a three hundred sixty (360) day year of twelve (12) thirty (30) day months from January 12, 2006 to the date the Merger closes, as well as an amount equal to any accrued but unpaid dividends on a share of Secure Computing Series A Preferred Stock as of the date the Merger closes (the “Series A Liquidation Amount”), plus (ii) an amount equal to 5% of the Series A Liquidation Amount;

•	Each of Secure Computing’s vested or unvested options to purchase shares of Secure Computing Common Stock (each a “Secure Computing Option”) outstanding at the effective time of the Merger will be cancelled automatically, and at the effective time of the Merger, converted into the right to receive a lump sum cash payment (less any applicable withholding) equal to the product obtained by multiplying (x) the total number of shares of Secure Computing Common Stock subject to such Secure Computing Option immediately prior to the effective time of the Merger by (y) the excess, if any, of the Common Stock Merger Consideration over the exercise price per share of Secure Computing Common Stock subject to such Secure Computing Option; and

•	Each of Secure Computing’s unvested restricted stock units and restricted shares outstanding at the effective time of the Merger (after taking into account waivers of acceleration of vesting by certain of Secure Computing’s executive officers) will be assumed by McAfee, and, at the effective time of the Merger, converted into the right to receive McAfee restricted stock units or restricted shares, as the case may be, based on an exchange ratio specified in the Merger Agreement.

     The closing of the Merger is subject to customary closing conditions, including antitrust review and approval of Secure Computing’s stockholders. The parties intend to consummate the transaction as soon as practicable and currently anticipate that the closing will occur in the fourth quarter of calendar year 2008.
     The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, filed as Exhibit 10.1 hereto and incorporated herein by reference.
     In connection with the parties’ entry into the Merger Agreement, the directors and executive officers of Secure Computing, and Warburg Pincus Private Equity IX, L.P., a significant stockholder of Secure Computing (the “Voting Parties”), have each entered into voting agreements pursuant to which they have agreed to vote their shares of Secure Computing stock in favor of the merger and to certain restrictions on the disposition of such shares of Secure Computing stock, subject to the terms and conditions contained therein. The Voting Parties own approximately 18% of the voting stock of Secure Computing. Pursuant to the terms of such voting agreements, such voting agreements will terminate concurrently with any termination of the Merger Agreement.
     On September 22, 2008, McAfee issued a press release announcing that it had entered into the Merger Agreement, which press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.
Cautionary Note Regarding Forward-Looking Statements
     This Current Report on Form 8-K contains forward-looking statements, which include those regarding anticipated completion of the Merger and the expected closing date of the Merger. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results or outcomes to be materially different from those anticipated in this report include, among others, the inability of the parties to the Merger Agreement to obtain necessary regulatory approval or to obtain them on acceptable terms; the inability to obtain necessary Secure Computing stockholder approval; material changes in the economic environment or the industries in which McAfee and Secure Computing operate; and other factors relating to McAfee and Secure Computing that may impact the timing or occurrence of closing. In addition, actual outcomes are subject to other risks and uncertainties that relate more broadly to McAfee’s overall business, including those more fully described in McAfee’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2007, and its Quarterly Report filed on Form 10-Q for the second quarter of 2008. McAfee assumes no obligation to update these forward-looking statements.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits
10.1	Agreement and Plan of Merger dated as of September 21, 2008, by and among McAfee, Inc., Seabiscuit Acquisition Corporation and Secure Computing Corporation

99.1	Press release dated September 22, 2008, issued by McAfee, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McAFEE, INC.
Date: September 22, 2008	By:	/s/ Mark D. Cochran
Mark D. Cochran
Executive Vice President and General Counsel